Exhibit 99.1

Aptevo Provides State of the Business Report and 2025 Financial Results

Latest mipletamig data delivers 86% clinical benefit rate with no cytokine release syndrome in 28 frontline AML patients, supporting its potential to enhance standard-of-care combination therapy

Company expands CD3 pipeline and introduces first trispecific drug candidates

SEATTLE, WA – March 26, 2026 – Aptevo Therapeutics Inc. (Nasdaq: APVO), a clinical-stage biotechnology company developing novel immune-oncology therapeutics based on its proprietary ADAPTIR™ and ADAPTIR-FLEX™ platform technologies, today reported financial results for the year ended December 31, 2025 and provided a business update highlighting recent clinical progress, pipeline expansion and capital strategy.

“2025 was a year of meaningful progress across our clinical programs, pipeline strategy and capital position,” said Marvin White, President and Chief Executive Officer of Aptevo Therapeutics. “Most importantly, recently reported mipletamig data continue to demonstrate encouraging remission outcomes together with a favorable safety profile, including no cytokine release syndrome observed in frontline patients treated to date. These results support the potential for mipletamig to enhance frontline AML treatment alongside existing standard-of-care therapy.”

White continued, “During the year we also expanded our CD3 pipeline, introduced our first trispecific programs and strengthened our access to capital to support continued execution. As I transition into the role of Executive Chair and Jeff Lamothe assumes the responsibilities of President and Chief Executive Officer, I am confident in the Company’s ability to build on this momentum.”

Highlights

Aptevo entered 2026 with momentum:

•
Mipletamig Clinical Performance: Mipletaming in triplet combination therapy continues to outperform standard of care ven/aza1 in unfit frontline patients with acute myeloid leukemia (AML). This further validates a differentiated safety profile, including no cytokine release syndrome in frontline patients, suggesting it is additive to the current standard of care
•
Expanded CD3 portfolio: the addition of three new multispecific candidates, leveraging the Company’s proprietary application of its differentiated CRIS7-derived CD3 binding domain, including the introduction of its first two trispecific assets
o
These additions emphasize the breadth and modularity of the ADAPTIR and ADAPTIR-FLEX platforms and position the Company to address a wider range of tumor targets and combination strategies across immune-oncology
•
Strengthened Financial Capacity: In 2026, the Company established a $60 million equity line facility, providing additional access to capital, subject to market conditions and the Company’s capital deployment strategy. If fully utilized, this facility, together with current resources, is expected to support operations into 2029.

Encouraging Frontline AML Data

Updated interim results from 28 evaluable frontline AML patients2 treated with mipletamig in combination with ven/aza demonstrate an emerging clinical profile that is additive in combination with standard of care. The triplet regimen delivered an 86% clinical benefit rate, including a 79% CR/CRi (vs. 66% )1 remission rate and a 61% complete remission rate (vs.37%)1.

Among patients achieving remission, 55% reached measurable residual disease–negative status. Notably, 35% of remissions occurred in patients with TP53 mutations, a high-risk biomarker typically associated with poor prognosis.

Importantly, no cytokine release syndrome has been observed in frontline patients treated to date. Outcomes from the mipletamig triplet compare favorably with historical results reported for the ven/aza doublet and support the potential for mipletamig to enhance frontline AML therapy for older and/or unfit patients.

“Mipletamig continues to demonstrate encouraging remission outcomes together with a consistently favorable safety profile,” said Dirk Huebner, M.D., Chief Medical Officer of Aptevo Therapeutics. “The absence of cytokine release syndrome in frontline patients underscores the potential advantage of our differentiated CD3 design in combination treatment settings.”

Huebner added, “Four patients treated to date have proceeded to allogeneic stem cell transplant, representing the most favorable treatment outcome in AML and an uncommon achievement in the older and/or unfit frontline population.”

A Differentiated CD3 Platform

During 2025 Aptevo expanded its CD3 portfolio with three new multispecific candidates, including the Company’s first two trispecific drug candidates designed to address complex solid tumor microenvironments.

All programs leverage Aptevo’s proprietary CRIS-7–derived CD3 binding domain, designed to promote targeted T-cell activation while reducing systemic immune overstimulation. Clinical experience with mipletamig, now evaluated in more than 120 patients across three trials, provides early validation of this design approach.

The Company now has a five-molecule CD3 portfolio spanning hematologic malignancies and solid tumors, including programs targeting AML, prostate cancer and Nectin-4–expressing tumors.

Capital Strategy and Financial Flexibility

Aptevo ended 2025 with $21.6 million in cash and cash equivalents, compared with $8.7 million at December 31, 2024, and expects current resources to support operations into the fourth quarter of 2026.

In 2026, the Company also established a $60 million equity line with Yorkville Advisors Global, LP. The equity line provides financing flexibility and allows Aptevo to access capital opportunistically based on its needs and market conditions. The Company is not required to utilize the full capacity of the facility and continues to evaluate additional strategic and non-dilutive funding opportunities.

1DiNardo et al. N Engl J Med 2020;383:617-29

2Total frontline patients include 4 from the completed dose escalation trial and 24 from the ongoing RAINIER dose optimization trial

2025 Summary Financial Results

Cash Position: Aptevo had cash and cash equivalents as of December 31, 2025, totaling $21.6 million.

Research and Development Expenses:

Research and development expenses was $14.5 million and $14.4 million for the years ended December 31, 2025, and 2024, respectively. The increase was primarily due to increased mipletamig and employee costs and was offset by lower costs on ALG.APV- 527 as we concluded the dose escalation trial.

General and Administrative Expenses: General and administrative expenses increased by $1.6 million, to $11.8 million for the year ended December 31, 2025, from $10.2 million for the year ended December 31, 2024. The increase is primarily due to higher employee, consulting, and legal costs.

Other Income Net:

Other Income, net was $0.3 million for the year ended December 31, 2025, and other income, net was $0.5 million for the year ended December 31, 2024. The change was primarily due to lower interest and rental income.

Net Loss Attributable to Common Shareholders: For the years ended December 31, 2025, and 2024, Aptevo had a net loss of $26.0 million and $24.1 million, respectively. The Company recorded a dividend deemed attributable to down round feature of common warrants of $1.6 million in 2025. The basic and diluted net loss per share for the year ended December 31, 2025, was $87.27 per share, compared to $31,460.23 per share for the corresponding period in 2024.

Dividend Attributable to Down Round Feature of Warrants: This non-cash amount reflects the impact of reducing the exercise price of the Company’s June 2025 warrants from the original $58.50 per share to $19.01 per share, the lowest price at which we sold common shares after issuance of such common warrants due to contractual requirements of the warrants. The exercise price was further adjusted to the floor price of $11.70 as a result of additional shares of common stock sold in January 2026. The $1.6 million recorded in the year ended December 31, 2025, reflects dividend deemed to common shareholders and it increases net loss attributable to common shareholders to $27.5 million for EPS purposes.

Aptevo Therapeutics Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$21,619	$8,714
Prepaid expenses and other current assets	1,462	1,945
Total current assets	23,081	10,659
Property and equipment, net	303	543
Operating lease right-of-use asset	3,810	4,389
Total assets	$27,194	$15,591
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$877	$1,242
Accrued expenses and other current liabilities	4,307	4,197
Operating lease liability, current portion	866	768
Total current liabilities	6,050	6,207
Operating lease liability, net of current portion	3,763	4,629
Total liabilities	9,813	10,836

Stockholders' equity:
Preferred stock: $0.001 par value; 15,000,000 shares authorized, zero shares issued or outstanding	—	—
Common stock: $0.001 par value; 500,000,000 shares authorized; 997,830 and 4,051 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	114	84
Additional paid-in capital	292,382	252,248
Accumulated deficit	(275,115)	(247,577)
Total stockholders' equity	17,381	4,755
Total liabilities and stockholders' equity	$27,194	$15,591

Aptevo Therapeutics Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	For the Year Ended December 31,
	2025	2024
Operating expenses:
Research and development	$(14,540)	$(14,378)
General and administrative	(11,772)	(10,224)
Loss from operations	(26,312)	(24,602)
Other income:
Other income, net	345	472
Net loss	$(25,967)	$(24,130)
Dividend attributable to down round feature of warrants	(1,571)	—
Net loss attributable to common stockholders	$(27,538)	$(24,130)

Basic and diluted net loss per share:	$(87.27)	$(31,460.23)

Shares used in calculation:	315,535	767

About Aptevo Therapeutics

Aptevo Therapeutics Inc. (Nasdaq: APVO) is a clinical-stage biotechnology company focused on developing novel bispecific and trispecific immunotherapies for the treatment of cancer. The Company has two clinical candidates. Mipletamig is currently being evaluated in RAINIER, a two-part Phase 1b/2 trial for the treatment of frontline acute myeloid leukemia in combination with standard-of-care venetoclax + azacitidine. Mipletamig has received orphan drug designation ("orphan status") for AML according to the Orphan Drug Act. ALG.APV-527, a bispecific conditional 4-1BB agonist, designed to only be active upon simultaneous binding to 4-1BB and 5T4, is being co-developed with Alligator Bioscience and was most recently evaluated in a Phase 1 clinical trial for the treatment of multiple solid tumor types likely to express 5T4. The Company has six preclinical candidates with different mechanisms of action designed to target a range of solid tumors. All pipeline candidates were created from two proprietary platforms, ADAPTIR™ and ADAPTIR-FLEX™. The Aptevo mission is to improve treatment outcomes and transform the lives of cancer patients. For more information, please visit www.aptevotherapeutics.com.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including, without limitation, Aptevo’s expectations about the activity, efficacy, safety, tolerability and durability of its therapeutic candidates and potential use of any such candidates, including in combination with other drugs, as therapeutics for treatment of disease, its expectations regarding the effectiveness of its ADAPTIR and ADAPTIR-FLEX platforms, statements related to the progress of Aptevo’s clinical programs, including statements related to anticipated clinical and regulatory milestones, whether further study of mipletamig in a Phase 1b dose optimization trial focusing on multiple doses of mipletamig in combination with venetoclax + azacitidine on a targeted patient population will continue to show remissions, let alone at a rate of 100%, whether Aptevo’s final trial results will vary from its earlier assessment, whether Aptevo’s strategy will translate into an improved overall survival in AML, especially among patient subgroups with poor prognosis, whether further study of ALG.APV-527 across multiple tumor types will continue to show clinical benefit, the possibility and timing of interim data readouts for ALG.APV-527, development and continued development of Aptevo's current and potential future molecules, including the Company’s trispecific candidates and their future development and efficacy with respect to addressing multiple solid tumor types, whether pre-clinical studies of Aptevo's trispecific candidates will show the desired anti-tumor efficacy, mechanism of action and safety profile and whether Aptevo’s trispecific candidates will function with new mechanisms of action compared to our previous candidates and synergistically induce a biological response, statements related to Aptevo’s cash position and balance sheet, statements related to Aptevo's ability to access capital and funding runway, statements related to Aptevo’s ability to generate stockholder value, whether Aptevo will continue to have momentum in its business in the future, and any other statements containing the words “may,” “continue to,” “believes,” “knows,” “expects,” “optimism,” “potential,” “designed,” “promising,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on Aptevo’s current intentions, beliefs, and expectations regarding future events. Aptevo cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from Aptevo’s expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement.

There are several important factors that could cause Aptevo’s actual results to differ materially from those indicated by such forward-looking statements, including a deterioration in Aptevo’s business or prospects; further assessment of preliminary or interim data or different results from later clinical trials; adverse events and unanticipated problems, adverse developments in clinical development, including unexpected safety issues observed during a clinical trial; and changes in regulatory, social, macroeconomic and political conditions. For instance, actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties inherent in the results of preliminary or interim data and preclinical studies being predictive of the results of later-stage clinical trials, initiation, enrollment and maintenance of patients, and the completion of clinical trials, the availability and timing of data from ongoing clinical trials, the trial design includes combination therapies that may make it difficult to accurately ascertain the benefits of mipletamig, expectations for the timing and steps required in the regulatory review process, expectations for regulatory approvals, the impact of competitive products, our ability to enter into agreements with strategic partners or raise funds on acceptable terms or at all and other matters that could affect the availability or commercial potential of Aptevo’s product candidates, business or economic disruptions due to catastrophes or other events, including natural disasters or public health crises , geopolitical risks, including the current war between Russia and Ukraine, the war between United States and Iran and any other military event that could evolve out of any of the current conflicts, and macroeconomic conditions such as economic uncertainty, imposition of tariffs, rising inflation and interest rates, continued market volatility and decreased consumer confidence. These risks are not exhaustive, Aptevo faces known and unknown risks. Additional risks and factors that may affect results are set forth in Aptevo’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and its subsequent reports on Form 10-Q and current reports on Form 8-K. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from Aptevo’s expectations in any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, Aptevo does not assume any obligation to update any forward-looking statement to reflect new information, events, or circumstances.

CONTACT:
Miriam Weber Miller

Head, Investor Relations & Corporate Communications

Aptevo Therapeutics

Email: IR@apvo.com or Millerm@apvo.com

Phone: 206-859-6628